UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

January 11, 2010
Date of Report (Date of earliest event reported)

International Fight League, Inc.
(Exact name of Registrant as specified in its Charter)

Delaware	000-21134	04-2893483
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

980 N. Federal Highway, Suite 314, Boca Raton, FL 33432
(Address of principal executive offices, including Zip Code)

(561) 367-1055
(Registrant’s Telephone Number, including Area Code)

7365 Main Street, # 191, Stratford, CT 06614
(Former Address, if changed since last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 452 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.14e-4(c))

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS AND INFORMATION

          This Form 8-K and other reports we file from time to time with the Securities and Exchange Commission (collectively the “Filings”) contain or may contain forward looking statements and information that are based upon beliefs of, and information currently available to, our management as well as estimates and assumptions made by our management. When used in the filings the words “anticipate”, “believe”, “estimate”, “expect”, “future”, “intend”, “plan” or the negative of these terms and similar expressions as they relate to us or our management identify forward looking statements. Such statements reflect our current view with respect to future events and are subject to risks, uncertainties, assumptions and other factors (including the risks contained in the Filings) relating to our industry and our operations and results of operations. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

          Although we believe that the expectations reflected in the forward looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements and except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results. The following discussion should be read in conjunction with the exhibits attached to this Current Report on Form 8-K.

Section 1 – Registrant’s Business and Operations

Item 1.01 -Entry into a Material Definitive Agreement

          On January 11, 2010 International Fight League, Inc. (hereinafter referred to as “we,” “us,” “our,” or the “Company”) sold 730,941 shares of its Series A Convertible Preferred Stock (the “Preferred Stock”) to Insurance Marketing Solutions, LLC, a Florida limited liability corporation (hereinafter “IMS”) pursuant to the terms of a Series A Stock Purchase Agreement (the “Agreement”). C. Leo Smith (hereinafter “Smith”) is the sole and Managing Member of IMS. A copy of the Agreement is included as Exhibit 10.16 to this Current Report on Form 8-K and is incorporated herein by reference. All references to the Agreement and other exhibits to this Current Report are qualified, in their entirety, by the text of such exhibits.

          Pursuant to the terms of the Agreement, IMS acquired the shares of Preferred Stock in consideration of $100,000. IMS used personal funds provided by Smith to acquire the shares of Preferred Stock. Prior to the closing of the Agreement, the Company had an aggregate of 79,058,509 shares of common stock outstanding and no shares of preferred stock outstanding. Pursuant to the Certificate of Designation which authorizes the Preferred Stock as filed with the Secretary of Delaware (the “Certificate of Designation”), a copy of which is included as an exhibit to the Agreement, each share of Preferred Stock is convertible into 1,000 shares of the Company’s common stock and is entitled to 1,000 votes on all transactions submitted to the stockholders of the Company. In addition, in connection with any vote or written consent with respect to the election of Directors of the Company, the holders of record of the shares of the Preferred Stock, exclusively and as a separate class, shall be entitled to elect the majority of Directors of the Company. Accordingly the holders of the Preferred Stock possess control over the Company, as more fully disclosed in Item 5.01 below. In the event that all shares of the Preferred Stock were converted into shares of the Company’s Common stock, the Company would be required to issue an additional 730,941,000 shares of common stock to the Preferred Stock holders. However the Company does not have sufficient shares of authorized but unissued common stock available to issue such shares. Accordingly the Agreement further provided that the Company will use its best efforts to remedy such deficiency so that all shares of the Preferred Stock may be converted into shares of Common Stock in accordance with the terms of the Certificate of Designation as soon as practicable. As a condition of closing the Agreement, the former officers and directors of the Company, committed to use their best efforts to assist the Company, including executing all reasonably requested documents, in connection with the preparation and filing with the Securities and Exchange Commission of an Information Statement and/or Proxy Statement with respect to a proposed reverse split of the Company’s outstanding shares of common stock which is currently projected to be a 1 for 400 reverse split (which ratio is subject to change at the discretion of the Company’s new Board of Directors as disclosed in Item 5.02 below) in order to remedy the deficiency in the number of authorized by unissued shares of common stock available for issuance upon conversion of the Preferred Stock. The rights of the holders of the Preferred Stock to vote as a separate class to elect a majority of the Board of Directors of the Company shall terminate 30 days after the Company has sufficient shares of common stock available for issuance upon the conversion of all 730,941 shares of the Preferred Stock.

          In addition to the rights set forth above, the Preferred Stock (i) is non-redeemable, (ii) grants to the holder a preferred position in the event of the liquidation of the Company and (iii) is adjustable, pro-rata, for future recapitalization(s) of the Company.

Section 3 – Securities and Trading Markets

Item 3.02 - Unregistered Sales Of Equity Securities

          Pursuant to the Agreement, on January 11, 2010, we issued 730, 941 shares of our Preferred Stock to IMS in exchange for $100,000. The Preferred Stock is convertible into an aggregate of 730,941,000 shares of common stock. These securities were not registered under the Securities Act of 1933, as amended (the “Act”). The Company relied on Section 4(2) of the Act and/or other applicable exemptions under the Act in connection with the issuance of the Preferred Stock. No advertising or general solicitation was employed in offering the securities. The securities were issued to a sophisticated, accredited investor who was provided with access to all of the current public information available on the Company. An appropriate legend was placed on the certificate for such shares prohibiting the sale or distribution of such securities without registration under the Securities Act or an applicable exemption therefrom.

Section 5 – Corporate Governance and Management

Item 5.01 - Changes in Control of the Registrant

          As disclosed in Item 1.01 above, on January 11, 2010, pursuant to the terms of the Agreement, IMS acquired 730,941 shares of Preferred Stock in consideration of $100,000 and obtained control of the Company. After the closing of the Agreement, there were 730,941 shares of Preferred Stock and 79,058,509 shares of Common Stock issued and outstanding. The Preferred Stock provides that each share of Preferred Stock has voting rights equal to 1,000 shares of Common Stock, and is convertible into 1,000 shares of Common Stock. Therefore the Preferred Stock controls 730,941,000 votes of the 809,999,590 total votes available to all equity holders of the Company and is convertible into an aggregate of 730,941,000 common shares. Accordingly IMS acquired control over the Company though its purchase of approximately 90% of the total combined voting power of all classes of the Company’s capital stock. Smith indirectly acquired control of the Company through his beneficial ownership of IMS. In addition as described in Item 1.01 above the holders of the Preferred Stock have certain rights to vote as a class to elect a majority of the Company’s board members.

          On January 13, 2010, a date subsequent to the date of the closing of the Agreement, IMS assigned shares of Preferred Stock that it held to the following parties: (i) 40,000 shares to Frost Corporate Services, Inc., a Florida corporation, Richard B. Frost, President, for post-closing services to be rendered to the Company; (ii) 20,000 shares each to Jeff Jagid (hereinafter “Jagid”) and Kevin Waldman (hereinafter “Waldman”), former Directors of the Company, for post-closing services to be rendered by each to the Company; (iii) 10,000 shares to Michael Keefe, a former officer of the Company, for post closing services to be rendered to the Company, and; (iv) 8,000 shares each to Anthony M. Collura and Jacqueline Borer, for post closing services to be rendered by each to the Company. There are no other arrangements known to the Company relating to the transfer of Preferred Stock purchased by IMS, including any pledge by IMS of securities of the Company, the operation of which may at a subsequent date result in a change in control of the Company.

               The Company was a “shell company”, as defined in Rule 12b-2 of the Exchange Act prior to the change in control. In accordance with paragraph (8) of Item 5.01 of Form 8-K, the Company is required to provide the information that would be required if the Company were filing a Form 10 registration statement under the Exchange Act, provided that where such information has been previously reported, the Company may identify the filing in which this disclosure is included, instead of including the required disclosure in this Form 8-K. The Company hereby incorporates the information contained in its Annual Report on Form 10-K filed with the Securities and Exchange Commission on April 15, 2009 into this Current Report on Form 8-K.

          Further reference is made to the disclosures set forth under Item 1.01 of this Current Report on Form 8-K, which disclosures are incorporated herein by reference.

Item 5.02 - Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers

          On January 11, 2010 Jagid and Waldman resigned their positions as members of the Board of Directors of the Company (hereinafter the “Board”) and as officers of the Company. Their resignations were not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices. On January 11, 2010, Smith was elected to the Board and was appointed the Company’s Chief Executive Officer and Chief Financial Officer. As set forth above Smith, through his ownership of IMS, possesses voting control over the Company.

          The biographical information for Smith is as follows:

          C. Leo Smith, 41, previously served as the Chairman of the Board of Directors and Chief Executive Officer and Chief Financial Officer of Smith International Enterprises, Inc., d/b/a AmeriPlast Manufacturing, from the inception of the company in 1991 until it was sold in 2002. Ameriplast Manufacturing was a privately held manufacturer of pre-paid telephone calling cards and stored value cards, such as gift cards and credit cards.

          In April 2002, AmeriPlast Manufacturing was sold to Signature Graphics Inc., a privately held company. In June 2002 Signature Graphics Inc., which had previously acquired all of the assets and liabilities of AmeriPlast Manufacturing, filed for protection under Chapter 11 of the United States Bankruptcy Code in the United States Bankruptcy Court, Middle District of Florida-Orlando Division.

          The proposed reorganization plan of Signature Graphics, Inc. was rejected, and was converted into a Chapter 7 Liquidation in March 2003. Mr. Smith subsequently filed for Chapter 7 Personal Bankruptcy on October 14, 2005. Such filing was caused by the fact that all of the asset, equipment, and machinery leases and mortgages of AmeriPlast Manufacturing were personally guaranteed by Mr. Smith. He was discharged from bankruptcy on April 4, 2006 by Judge Raymond James.

          In 2003, subsequent to the sale of Ameriplast Manufacturing, Mr. Smith formed and founded Advanced Imaging Systems, Inc., a privately held company. Advanced Imaging Systems’ business was similar to that of AmeriPlast Manufacturing, but on a smaller scale, though far more automated and sophisticated. The eventual goal of Advanced Imaging Systems was to concentrate strictly on manufacturing and developing secured credit cards, smart cards, and biometric cards.

          In the latter part of 2003, Advanced Imaging Systems was acquired by a publicly held company, A. M. S. Marketing, Inc., which company was subsequently renamed International Imaging Systems, Inc. Mr. Smith was the Chief Executive Officer of International Imaging Systems, Inc. until the company was sold to a private investment group in September 2006.

          Since September 2006, Mr. Smith has provided business consulting services to a number of privately held domestic and foreign corporations. Such consulting services have primarily been in the areas of marketing and/or manufacturing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

International Fight League, Inc.

/s/ C. Leo Smith
Dated: January 14, 2010	C. Leo Smith, Chief Executive Officer

Item 9.01 - Financial Statements and Exhibits

(c) Exhibits

Exhibit	Description

No. 10.16	Stock Purchase Agreement dated January 11, 2010, by and between International Fight League, Inc. and Insurance Marketing Solutions, LLC